OPPENHEIMER ROCHESTER MINNESOTA MUNICIPAL FUND
N-SAR EXHIBIT 77C

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester Minnesota Municipal Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 2013 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld
Trustees

Brian F. Wruble                                          9,738,121                                251,259
David K. Downes                                       9,763,079                                227,302
Matthew P. Fink                                         9,745,120                                244,260
Edmund Giambastiani, Jr.                          9,807,716                                181,665
Phillip A. Griffiths                                      9,681,227                                308,154
Mary F. Miller                                             9,762,857                                226,524
Joel W. Motley                                           9,819,587                                169,794
Joanne Pace                                                9,814,353                                175,028
Mary Ann Tynan                                       9,749,233                                240,148
Joseph M. Wikler                                       9,732,688                                256,693
Peter I. Wold                                               9,796,357                                193,023
William F. Glavin, Jr.                                  9,794,525                                194,856

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
   4,823,188                                371,368                                1,003,700

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
   4,813,936                                376,869                                1,007,451

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
   4,838,520                                375,798                                983,935

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
  4,807,782                                419,921                                970,552

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
  4,799,750                                378,112                                1,020,394

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
  4,804,003                                385,256                                1,008,996

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
  4,811,298                                411,585                                975,373

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
  4,720,265                                447,906                                1,030,084

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
  4,704,820                                487,493                                1,005,941

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
  4,926,849                                258,206                                1,013,201